Asset Purchase Agreement

                                 by and BETWEEN

                      Key Energy Services South Texas, Inc.

                                       and

                           TransTexas Gas Corporation








                                 August 17, 1998

1.       Asset Purchase Agreement

This Asset Purchase Agreement (this "Agreement") is entered into as of August 17, 1998 between Key Energy Services South Texas, Inc., a Delaware corporation
("Buyer"),   and  TransTexas  Gas  Corporation,   a  Delaware  corporation  (the
"Seller").

                                   RECITATIONS

WHEREAS, the Seller is currently engaged in the business of providing onshore oilfield services through its Integrated Services Division and its Fluids Services Division (such business being collectively referred to herein as the "Services Divisions"); and

WHEREAS, the Seller desires to sell substantially all the assets of the Services Divisions, and Buyer desires to acquire such assets.

NOW,   THEREFORE,   in   consideration   of  the  premises  and  of  the  mutual
representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                           Purchase and Sale of Assets

1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer effective as of 12:01 A.M. Texas time on the date of the execution hereof (the "Closing Date"), all of the assets, rights and interests of the Seller used, primarily or exclusively, in the conduct of the Services Divisions as the Services Divisions were conducted by the Seller before the Closing Date other than the Excluded Assets (as defined in Section 1.2 hereof), whether real, personal, tangible or intangible, including, without limitation, the following assets (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

(a) all tangible personal property owned by the Seller and used, primarily or exclusively, in the conduct of the Service Divisions or the operation of the Assets (such as rigs, machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

(b) all of the inventory, including parts supplies and spare parts inventory, owned by the Seller and used, primarily or exclusively, in the conduct of the Services Divisions or the operation of the Assets, including without limitation, that which is more fully described on Schedule 1.1(b) hereto (collectively, the "Inventory");

(c) all of the Seller's intangible assets used, primarily or exclusively, in the conduct of the Services Divisions or the operation of the Assets, including without limitation, (i) the Seller's rights to the name "PetroAmerican Services Corporation" (or any name similar thereto or which incorporates the term "PetroAmerican") which the Seller used, primarily or exclusively, in connection with the Services Divisions, (ii) all of the Seller's rights to any patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held, primarily or exclusively, in the conduct of the Services Divisions (the "Seller Intellectual Property"), and (iii) the sales and promotional literature, computer software, customer and supplier lists and all other records of the Seller relating, primarily or exclusively, to the Assets or the Services Divisions (collectively, the "Intangibles");

(d) all of Seller's rights under those leases, subleases, contracts, contract rights and agreements relating to the operation of the Assets or the conduct of the Services Divisions listed on Schedule 1.1(d) hereto (collectively, the "Contracts");

(e) all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the "Permits") relating, primarily or exclusively, to all or any of the Assets or to the conduct of the Services Divisions to the extent they are assignable, including, but not limited to, those that are more fully described on Schedule 1.1(e) hereto (collectively, the "Seller Permits");

(f)  the goodwill associated with the Assets or the Services Divisions; and

(g) all other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located that are used, primarily or exclusively, in the conduct of the Services Divisions or the operation of the Assets.

1.2 Excluded Assets. The Assets shall not include the following (collectively, the "Excluded Assets"): (i) all of the Seller's accounts receivable and all other rights of the Seller to payment for services rendered by the Seller in its conduct of the Services Divisions before the Closing Date ("Pre-Closing Accounts Receivable"), it being understood that Seller shall bill all of its customers on the Closing Date for services or materials provided up to that date and that (A) Buyer will forward any payment on Pre-Closing Accounts Receivable received by it to the Seller within ten (10) business days of receipt thereof; (B) the Seller will forward to Buyer any payment received by it in respect of revenues and accounts receivable relating to the Assets, which relate to services or materials provided on or after the Closing Date, and any such amounts shall not be deemed Excluded Assets; and (C) the Seller will coordinate all collection efforts in respect of Pre-Closing Accounts Receivable through Buyer and will not directly or indirectly contact the customers of the business regarding Pre-Closing Accounts Receivable (or any other matters) without the consent of Buyer (which consent will not be unreasonably withheld or delayed); (ii) all cash accounts of the Seller and all petty cash of the Seller kept on hand; (iii) all other receivables and prepaid expenses relating to the Services Divisions, including all right, title and interest of the Seller in and to any prepaid expenses, bonds, deposits and other current assets; (iv) the real estate and other assets described in Schedule 1.2 attached hereto relating to the Services Divisions; (v) the corporate minute books, accounting records, files, tax returns and other financial data on whatever media, relating to the Seller or the Excluded Assets; (vi) the cash consideration paid or payable by Buyer to the Seller pursuant to Section 1.3 hereof; (vii) all other rights of Seller under this Agreement; (viii) all rights to refunds, rebates or credits of any taxes for all periods prior to the Closing; (ix) all insurance policies and (x) all of the assets and rights of Seller under all employee benefit plans and programs of Seller.

1.3 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of the Seller contained herein, Buyer agrees to pay to the Seller by wire transfer of immediately available funds to an account designated by the Seller or by delivery of immediately available funds.
(a) on or within 3 business days of the Closing Date, the sum of Sixteen Million Seventy-Seven thousand and No/100 dollars ($16,077,000); and
(b) an amount up to Four Hundred Twenty-Three thousand and No/100 Dollars ($423,000), upon satisfaction of the terms and conditions set forth in the Letter Agreement dated of even date herewith between the Seller and Buyer.

The aggregate amounts paid by Buyer to the Seller pursuant to this Section 1.3 shall be referred to herein as the "Purchase Price".

1.4 Liabilities. Effective on the Closing Date, Buyer shall assume those, and only those, liabilities and obligations of the Seller to perform the Contracts to the extent that the Contracts have not been performed and are not in default on the Closing Date (the "Assumed Liabilities"). On and after the Closing Date, the Seller shall be responsible for any and all liabilities and obligations of the Seller other than the Assumed Liabilities (collectively, the "Retained Liabilities"), including, without limitation, (a) any obligations arising from the Seller's employment of the Employees (as defined in Section 3.2 hereof), including those employees of the Seller listed on Schedule 3.2 hereto; (b) any liabilities arising from or relating to the Seller's failure to be duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or the nature of the business conducted by the Seller would make such qualification or licensing necessary; (c) any failure to pay any taxes owed by the Seller which are applicable to the period ending with the Closing Date; (d) any liability for commissions or other fees payable to brokers, attorneys or others; (e) all liabilities and obligations relating to, resulting from or arising out of any and all businesses, assets, properties, rights and interests that are not being acquired by Buyer hereunder, including without limitation the Excluded Assets, whether such liabilities or obligations arose before or after the Closing Date; and (f) any other liabilities resulting from the Seller's operation of the Assets or conduct of the Services Divisions or any of its businesses before the Closing Date, including all liabilities and obligations of the Seller in connection with accounts payable as of the Closing Date.

1.5 Closing. The closing of the purchase and sale provided for hereunder (the "Closing") shall take place on the Closing Date at the offices of TransTexas Gas Corporation, 1300 N. Sam Houston Parkway East, Suite 310, Houston, Texas 77032-2949.

1.6 Closing Deliveries. At the Closing, Buyer and the Seller will deliver to one another the documents described below:

1.6.1. Certificate of Secretary of the Seller. The Seller shall deliver an originally executed Certificate of its Secretary certifying that (i) the Company has been duly incorporated, and is validly existing and in good standing in the State of Delaware, as evidenced by a good standing certificate issued by the Secretary of State of the State of Delaware attached thereto; (ii) the Articles of Incorporation (as certified as by the Secretary of State of the State of Delaware) and By-laws of the Company, copies of each of which shall be attached thereto, are true and complete copies of each as of the Closing Date; (iii) an annex of the board resolutions authorizing the transactions contemplated by this Agreement and attached thereto were duly adopted and have not been amended or rescinded; and (iv) the officers of the Company whose signatures are set forth on such Certificate, one or more of whom will execute the Agreement and such other documents contemplated thereby on behalf of the Company, are duly elected, qualified and incumbent as of the Closing Date, and that the signatures of each are genuine.

1.6.2. Bill of Sale. Buyer and the Seller shall execute a Bill of Sale transferring the Assets to Buyer and such other instruments of transfer as are necessary to transfer the Assets to Buyer, all of which shall be in a form mutually acceptable to the Seller and Buyer.

1.6.3. Instrument of Assumption. Buyer and the Seller shall execute an Instrument of Assumption, which shall be in a form mutually acceptable to the Seller and Buyer, pursuant to which Buyer will assume the Assumed Liabilities.

1.6.4. Opinion of Seller's Counsel. Buyer shall have received a favorable opinion, dated as of the Closing Date, from Gardere & Wynne, L.L.P., counsel to the Seller, in a form and substance satisfactory to Buyer, to the effect that
(i) the Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas; (ii) all proceedings required to be taken by or on the part of the Seller to authorize the execution of this Agreement, the other agreements and instruments to be entered into between the Seller and Buyer contemplated hereby (collectively, the "Other Agreements"), and the consummation of the transactions contemplated hereby and thereby have been taken; (iii) the compliance by the Seller with all of the provisions of this Agreement and the Other Agreements and the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the Assets of the Seller are subject; and (iv) this Agreement and the Other Agreements have been duly executed and delivered by, and are the legal, valid and binding obligation of the Seller, and are enforceable against the Seller in accordance with their respective terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (x) certificates of public officials and of officers of the Seller as to the matters of fact and (y) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Buyer, as to matters other than federal or Texas law.

1.6.5 Officer's Certificate. Seller shall deliver an originally executed Certificate of one of its Vice Presidents or its President to the effect that
(i) this Agreement and all other agreements to be entered into by Buyer and the Seller do not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller or its affiliates is a party or by which the Seller or its affiliates or the Assets are bound; and (ii) the Seller is qualified to do business in each jurisdiction in which the operations of the Services Divisions requires it to be qualified to do business.


                                   ARTICLE II

                         Representations and Warranties

2.1 Representations and Warranties of the Seller. The Seller represents and warrants to Buyer as follows:

2.1.1 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of Texas and in each other state in which the nature and conduct of its business requires it to be qualified to do business, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it.

2.1.2 Agreement Authorized and Effect on Other Obligations. The execution and delivery of this Agreement and all instruments to be executed by the Seller hereunder and all transactions contemplated to be entered into by the Seller hereby have been authorized by all necessary corporate, shareholder and other action on the part of the Seller, and this Agreement and all instruments to be executed by the Seller hereunder are the valid and binding obligations of the Seller enforceable (subject to normal equitable principles) in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and all instruments to be executed by the Seller hereunder and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (A) the Certificate of Incorporation or Bylaws (or other organizational documents) of the Seller, (B) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Seller is a party or by which the Seller or its respective properties are bound, or (C) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which the Seller or its properties are subject; (ii) result in the creation or imposition of any Encumbrance (as defined in Section 2.1.4 hereof) on any of the Assets; or (iii) constitute a breach of, default under, result in the termination, right of termination or cancellation of, or accelerate the performance required by, any of the Contracts.

2.1.3 Contracts. Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which the Seller is lessor or lessee, which relate to the Assets or the conduct of the Services Divisions and which are to be performed in whole or in part on or after the date hereof. In addition, (a) all of the Contracts are in full force and effect, and constitute valid and binding obligations of the Seller, (b) the Seller is not, and to the knowledge of the Seller no other party to any of the Contracts is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder, (c) no Contract has been entered into on terms which could reasonably be expected to have an adverse effect on the use of the Assets by Buyer, (d) the Seller has not received any information which would cause any of such parties to conclude that any customer of the Seller will (or is likely to) cease doing business with Buyer (or its successors) as a result of the consummation of the transactions contemplated hereby.

2.1.4 Title to Assets. Except as set forth in Schedule 2.1.4 hereto, the Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). All of the Assets conform to all applicable laws governing their use, and no notice of any violation of any law, statute, ordinance or regulation relating to any of the Assets has been received by the Seller, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, taxes, privileges, equities, easements, rights of way, limitations, reservations, restrictions and other encumbrances of any kind or nature except for statutory liens for taxes, assessments, governmental charges or levies, or claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable and have not attached.

2.1.5 Licenses and Permits. Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the operation, maintenance and use of the Assets in the manner in which the Assets were operated, maintained and used before the date hereof; each of the Seller Permits and the Seller=s rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Seller; the Seller is in compliance in all material respects with the terms of each of the Seller Permits; none of the Seller Permits have been, or are threatened to be, revoked, canceled, suspended or modified.

2.1.6 Intellectual Property. Schedule 1.1(c) hereto sets forth a complete list of all Intellectual Property material or necessary for the continued use of the Assets; the Seller Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrances; the Seller has not granted to any other person any license to use any the Seller Intellectual Property and use of the Seller Intellectual Property by Buyer in the manner used by Seller before the Closing will not infringe, misappropriate or conflict with the Intellectual Property rights of others. The Seller has not received any notice of infringement, misappropriation or conflict with the Intellectual Property rights of others in connection with the use by the Seller of the Seller Intellectual Property.


2.1.7 Absence of Certain Changes and Events. Since May 28, 1998, there has not been:

(a) Financial Change. Any adverse change in the Assets, the Services Divisions or the financial condition, operations or liabilities of the Seller relating to the Services Divisions;

(b) Property Damage. Any damage, destruction, or loss to any of the Assets or the Services Divisions (whether or not covered by insurance);

(c) Waiver. Any waiver or release of a material right of or claim held by the Seller not purported to be transferred hereunder;

(d) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any of the Asset other than in the ordinary course of business;

(e) Labor Disputes. Any labor disputes between the Seller and its employees who work in the Services Divisions; or

(f) Other Changes. Any other event or condition known to the Seller that particularly pertains to and has or might have an adverse effect on the Assets or the operations of Services Divisions.

2.1.8 Necessary Consents. Except for the Seller Permits, the Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including, without limitation, the Contracts.

2.1.9 Environmental Matters.

(a) The Seller is and has been in compliance in all respects with all applicable Environmental Laws (as defined below) relating to the Assets, or any operations conducted by the Seller utilizing the Assets, the violation of which would create any liabilities or obligations for Buyer. The Seller has obtained and is and has been in compliance with all permits relating to any operations conducted by the Seller utilizing the Assets required under applicable Environmental Laws. There is no past or present event, condition or circumstance that will interfere with the use of the Assets or the operations of Buyer utilizing the Assets (as such Assets were operated by the Services Divisions) or which would interfere in any respect with the Buyer's compliance with Environmental Laws in connection with the Assets or the operations utilizing the Assets or constitute a violation thereof.

(b) The Assets are not subject to any actual or, to the knowledge of the Seller, potential action, claim, investigation, review or other proceeding by any third party or before any governmental entity or authority (or subdivision thereof) under or based upon any Environmental Law.

(c) The facilities and property included in the Assets and the operations of the Services Division have been operated in substantial compliance with all applicable Environmental Laws and are not (and would not be, if all relevant facts were known to any applicable governmental entity or authority (or subdivision thereof)) subject to any removal, clean-up, remediation, restoration, reporting, notification, closure, recordation obligations under such laws. There are not, and there have not been, any underground or above-ground storage tanks or pits on the real property included in the Assets that require (and would require if all relevant facts were known to any applicable any governmental entity or authority (or subdivision thereof)) removal, clean-up, remediation, restoration, reporting, notification, closure, recordation, or any other action.

(d) There are no environmental conditions or circumstances, including the presence or release of any Hazardous Materials (as defined below), on any property presently or previously owned or leased by the Seller, or on any property on which Hazardous Materials generated by the Seller=s operations or the use of the Assets were disposed of, which would result in an adverse change in the Assets or which would result in a claim against Buyer.

(e) The Seller has provided to Buyer true and correct copies of all environmental audits, assessments or other reports relating to (i) the Assets or operations conducted by the Seller utilizing the Assets, and (ii) compliance by the Seller with, or liability of the Seller under,
     Environmental Laws in connection with the Assets or the operations conducted by the Seller utilizing the Assets.

(f) The term "Environmental Law" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any state, regional, city, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing environmental standards of conduct concerning protection of the environment or human health, or employee health and safety as from time to time has been or is now in effect. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law.

2.1.10 No ERISA Plans or Labor Issues. No employee benefit plan, program or pay practice of the Seller, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation, liability or responsibility of Buyer, financial or otherwise; the Seller has not engaged in any unfair labor practices which will result in an adverse effect on the Assets or a claim against Buyer; and there are no labor disputes, pending or threatened by any employee of the Seller listed on Schedule 3.2 or any former employee of the Services Divisions. The Seller has no knowledge of any organizational effort presently being made or threatened on behalf of any labor union with respect to the employees listed on Schedule 3.2 hereto or any former employee of the Services Divisions.

2.1.11 Investigations; Litigation. No investigation or review by any governmental entity with respect to any of the transactions contemplated by this Agreement is pending or threatened, nor has any governmental entity indicated to the Seller an intention to conduct the same; and, there is no civil or criminal suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending, threatened or unasserted to which the Seller is or would be a party or any other unasserted claims against the Seller which would have an adverse effect on any of the Assets or result in a claim against Buyer.

2.1.12 Solvency. The Seller is not presently insolvent, nor will the Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term Ainsolvent,@ with respect to the Seller, means that the sum of the present fair and saleable value of the Seller=s assets does not and will not exceed its debts and other probable liabilities, and the term Adebts@ includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

2.1.13 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller, Jefferies & Co., and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against Buyer for a brokerage commission, finder=s fee, financial advisory fee or any similar payment. The Seller shall pay all fees associated with Jefferies & Co. and Buyer shall have no liabilities or obligations therefor.

2.1.14 Taxes. All federal, state and local taxes assessed or assessable against the Assets for periods prior to January 1, 1998 have been paid by the Seller and the Assets will be conveyed to Buyer free and clear of any such taxes or claims therefor. All taxes assessed against the Assets for the period commencing January 1, 1998 will be prorated through the Closing Date (based on 1997 assessed values) with the Seller paying to Buyer at Closing an amount equal to the portion of such taxes applicable to the period between January 1, 1998 and the Closing Date.

2.1.15 Equipment and Inventory. Buyer acknowledges that, as to condition and quality of the equipment and inventory, it will take the equipment and Inventory to be sold, transferred and conveyed to it hereunder "as is" and "where is" and that the Seller makes no representation or warranty, expressed or implied, as to freedom from defects or as to the merchantibility or fitness for any particular purpose of the equipment or the Inventory.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Seller as follows:

2.2.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its businesses as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do businesses and is in good standing as a foreign corporation authorized to do business in the State of Texas.

2.2.2 Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

2.2.3 Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.2.4 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Seller, Jefferies & Co. and their counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against the Seller for any brokerage commission, finder's fee, financial advisory fee or any similar payments.

2.3 Survival of Representations and Warranties. Notwithstanding any investigation made on the part of the parties hereto, the respective representations and warranties of the parties contained herein shall survive for a period of one year following the Closing Date, except for the representations and warranties set forth in Sections 2.1.4, 2.1.10, 2.1.11 and 2.1.14 hereof, which shall survive for the applicable statute of limitations period therefor, and except for the representations and warranties set forth in Section 2.1.9 hereof which shall survive for a period of two years following the Closing Date, provided that there shall be no expiration of any such representation or warranty with respect to any bona fide claim that has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty during the applicable survival period. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and notwithstanding any investigation made on the part of the parties hereto shall also survive for a period of one year following the Closing Date except for the representations and warranties set forth in any certificate, schedule, exhibit or other instrument relating to the subject matter of Sections 2.1.4, 2.1.10,
2.1.11 and 2.1.14 hereof, which shall survive for the applicable statute of limitations period therefor, and except for the representations and warranties set forth in any certificate, schedule, exhibit or other instrument relating to the subject matter of Section 2.1.9 hereof which shall survive for a period of two years following the Closing Date. This Section 2.3 shall not, at any time, relieve any party hereto from the performance of such party's covenants, agreements and undertakings set forth in this Agreement, which shall survive as provided herein.

2.4 Remedy for Breach of Representations and Warranties. The exclusive remedy for any breach by a party of the representations and warranties contained in
Section 2.1 and 2.2 hereof shall be as set forth in Article IV hereof.


                                   ARTICLE III

                              Additional Agreements

3.1 Noncompetition. Except as set forth below or as otherwise consented to or approved in writing by Buyer, the Seller agrees that for a period of 48 months following the Closing Date, it will not, directly or indirectly, acting alone or as a member of a partnership or as a consultant, representative, advisor, lender (including gifts used for capitalization or collateral), a holder of, or investor in as much as 3% of any security of any class of any corporation or other business entity (a) engage in any business in competition with the operations engaged in by the Seller through the Services Divisions within a territory defined as the Texas Railroad Commission Districts 1 through 6, but excluding the area east of Highway 288 and south of Interstate 10, (b) request any present customers or suppliers of the Seller or any customers of Buyer or any affiliate of Buyer to curtail or cancel their business with Buyer (or Buyer=s affiliates); (c) disclose to any person, firm or corporation any trade, technical or technological secrets of the operations of the Services Divisions, Buyer or any affiliate of Buyer or any non-public details of their business affairs; or (d) seek out and actively attempt to influence any employee of Buyer or any affiliate of Buyer to terminate his or her employment. The Seller agrees that if either the length of time or geographical area as set forth in this
Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances (and any monetary damages for a violation of such restrictions and breach of the court-altered provisions hereof shall run from the date such violation began). The obligations expressed in this Section 3.1 are in addition to any other obligations that the Seller may have under the laws of any state requiring a corporation selling its assets (or a shareholder of such corporation) to limit its activities so that the goodwill and business relations being transferred with such assets will not be materially impaired. The Seller further agrees and acknowledges that Buyer and affiliates of Buyer do not have any adequate remedy at law for the breach or threatened breach by the Seller of the covenants contained in this Section 3.1, and agree that Buyer and/or affiliates of Buyer may, in addition to the other remedies which may be available to them hereunder, file a suit in equity to enjoin the Seller from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. The Seller acknowledges that the covenants set forth in this
Section 3.1 are being executed and delivered by such party in  consideration  of
(i) the covenants of Buyer contained in this Agreement, (ii) additional consideration in the amount of $500,000 payable by Buyer on the date hereof by wire transfer of immediately available funds to the Seller, on the Closing Date or within 3 business days of the Closing Date, and (iii) for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged.

3.2 Hiring Employees. Schedule 3.2 hereto is a complete and accurate listing of all employees of the Seller who devote their full time in the operation of the Assets (the "Employees"), together with each Employee's pay rate and job description. Effective as of the Closing Date, those Employees which Buyer, in its sole discretion, determines to be necessary to continue to operate the Assets as Buyer deems appropriate, will be offered employment by Buyer, subject to such Employees meeting Buyer=s standard employment eligibility requirements. Buyer shall have no liability or obligation with respect to any employee benefits of any Employees except those benefits that accrue pursuant to such Employees= employment with Buyer on or after the Closing Date. The Seller shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees and use reasonable efforts to cause the acceptance of any and all such offers.

3.3 Allocation of Purchase Price. The parties hereto agree to allocate the Purchase Price payable by Buyer for the Assets hereunder as set forth on
Schedule 3.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

3.4 Publicity; Non-disclosure. The Seller and Buyer agree that each of Buyer and the Seller will be authorized to issue a press release announcing the consummation of the transactions contemplated by this Agreement, subject to prior review and approval of the other party. Except as provided in the preceding sentence, Buyer and the Seller will not issue any publication or press release, or disclose to any third party (except for their respective advisors, counsel and other agents, provided that Buyer and the Seller will remain liable for any disclosures in violation of the provisions of this Section by such persons) the existence or provisions of this Agreement, the transactions contemplated hereby or the negotiations preceding the execution hereof, except as may be required by (i) applicable law, including disclosures required by the securities laws, (ii) an order of a court or governmental or administrative body, or (iii) obligations pursuant to any listing agreement with any securities exchange or securities exchange regulation.

3.5 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonable necessary to effect the transactions contemplated hereby.


                                   ARTICLE IV

                                 Indemnification

4.1 Indemnification by the Seller. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Seller shall indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders (collectively, the ABuyer Indemnified Parties@), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys= fees and expenses (collectively, the ADamages@) a Buyer Indemnified Party shall incur or suffer (whether the damages are suffered or incurred by such Buyer Indemnified Party directly or as a result of a third party claim against such Buyer Indemnified Party), which arise or result from (a) any breach of, or failure by the Seller to perform, its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller under this Agreement or
(b) the Seller's failure to satisfy the Retained Liabilities.

4.2 Indemnification by Buyer. In addition to any other remedies available to the Seller under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Seller and its officers, directors, employees, agents and stockholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise or result from (a) any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Seller by or on behalf of Buyer under this Agreement, (b) Buyer's failure to satisfy the Assumed Liabilities, or (c) all liabilities and obligations resulting from Buyer's operation of the Assets or the conduct of the Services Divisions after the Closing Date except to the extent such Damages result from or relate to (x) any breach of, or failure by the Seller to perform its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller under this Agreement or (y) the Seller's failure to satisfy the Retained Liabilities.

4.3 Limitations on Indemnification. With respect to Damages that arise or result from or relate to the matters referred to in Section 4.1(a) and 4.2(a) hereof (collectively, the "Capped Damages"), neither the Seller nor Buyer shall be obligated to pay any amounts for indemnification under Article IV of this Agreement for any Capped Damages until the aggregate of all Capped Damages actually incurred by the indemnified party equals $50,000, whereupon the indemnifying party shall be obligated to pay any Capped Damages actually incurred by the indemnified party in excess of $50,000, but in no event shall the indemnifying party be liable for an aggregate amount of Capped Damages in excess of the Maximum Amount (as defined here). With respect to the matters referred to in Sections 4.1(b), 4.2(b) and 4.2(c) hereof, the indemnifying party shall be obligated to pay any and all Damages actually incurred by an indemnified party up to the full amount thereof. As used herein, the "Maximum Amount" shall mean, with respect to an indemnifying party, an amount equal to $20,500,000 less any damages actually paid by such indemnifying party as of the date such indemnification is sought pursuant to the indemnification provisions of the Purchase and Sale Agreement relating to certain real property to be purchased by Buyer, dated an even date herewith, by and between the Seller and Buyer.

4.4 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 or 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligation hereunder to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any third party action or proceeding against such indemnified party with respect to which a claim for indemnification may be made pursuant to this
Article IV, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such third party action; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligation hereunder to the extent the indemnifying party is not materially prejudiced thereby. In case any such third party action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such third party claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a third party claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such third party claim or with respect to third party claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any third party action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a third party claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the third party claimant or plaintiff to such indemnified party of a release from all liability with respect to such third party claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such third party action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld, delayed or continued.

                                    ARTICLE V

                                  Miscellaneous

5.1 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

5.2 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

5.3 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                   If to Buyer
--------------------------------------------------------------------------------

Addressed to:                                With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Key Energy Services  South Texas, Inc.       Key Energy Group, Inc.
C/o Key Energy Group, Inc.                    Two Tower Center, 20th Floor
Two Tower Center, 20th Floor                  East Brunswick, New Jersey 08816
East Brunswick, New Jersey 08816              Attn: General Counsel
Facsimile:  (732) 247-5148                    Facsimile:  (732) 247-5148
Attention:  President
--------------------------------------------------------------------------------

                                If to the Seller

--------------------------------------------------------------------------------
Addressed to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Trans Texas Gas Corporation
1300 N. Sam Houston Pkwy. East, Suite 310
Houston, Texas  77032-2949
Attn:  Arnold Brackenridge, President
Facsimile: (281) 986-8877
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the fifth (5th) businesses day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal businesses hours on any businesses day.

5.4 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

5.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or Buyer (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Seller or Buyer may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any of its affiliates. Upon such permitted assignment, the references in this Agreement to Seller or Buyer shall also apply to any such assignee unless the context otherwise requires.

5.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

4.7 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas
(regardless of the laws that might be otherwise be applicable under its conflicts of law principles).



IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

BUYER:

KEY ENERGY SERVICES SOUTH
TEXAS, INC.


By:
Name:
Title:

SELLER:

TRANSTEXAS GAS CORPORATION


By:
Name:
Title: